EXHIBIT A 10.22

GENERAL RELEASE

This General Release (“Release”) is between Central Vermont Public Service Corporation, a Vermont corporation with its principal place of business in Rutland, Vermont (the “Company”) and Pamela J. Keefe (Keefe), and is for the purpose of resolving all existing or potential disputes including, but not limited to, those arising out of the employment relationship that existed between the Company and Keefe.

           For good and valuable consideration, as set forth in the March 30, 2012 Separation Agreement between the Company and Keefe, Keefe agrees as follows:

1.           Keefe, for Keefe and Keefe’s heirs, executors and administrators, releases and forever discharges the Company and its affiliates, and their successors and assigns, subsidiaries, parent and related companies, and all of their directors, employees, and agents (collectively referred to as the “Released Parties”) from any and all claims or causes of action whatsoever, which Keefe ever had or has now against the Released Parties, whether they are known now or unknown.

Keefe understands and agrees that this document is a general release that releases all claims and causes of action against the Released Parties that Keefe ever had or now has for acts or omissions up to the date of this Release including, but not limited to, those relating to Keefe’s recruitment, employment, and the termination of Keefe’s employment with the Company.  Keefe also understands that once Keefe signs this Release, Keefe legally waives and releases any and all rights and claims Keefe may have (a) under the numerous state and federal laws and regulations, as amended, including, without limitation, employment discrimination laws generally and the Age Discrimination in Employment Act (“ADEA”) specifically, (b) under any local statute or ordinance, as well as (c) under any common law claim in tort or contract.  Finally, Keefe understands and agrees that, if Keefe does file such a claim, the Company may be entitled to restitution, set-off or recoupment of some or all of the payments provided to Keefe.

Excluded from this release are any claims which cannot be waived by law, including, but not limited to, the right to file a charge with or participate in an investigation conducted by certain government agencies.   However, Keefe understands and agrees that Keefe is waiving the right to any monetary recovery should any agency (including, but not limited to, the Equal Employment Opportunity Commission) or third party pursue any claims on Keefe’s behalf, and that the consideration paid for this Release provides Keefe with full relief and Keefe will not accept any additional relief.

2.           Keefe agrees further that if any provision of this Release is held to be invalid or unenforceable to any extent, the remainder of this Release shall not be affected, and shall be enforced to the greatest extent permitted by law.

3.           Keefe agrees that neither this Release nor the payment of the consideration for this Release shall be considered or construed for any purpose as an admission by the Company of any liability or unlawful conduct of any kind and that any such liability is expressly denied.

4.            Keefe states and represents that Keefe has had up to twenty-one (21) days to consider this Release, that Keefe has carefully read this Release, knows the contents of it, freely and voluntarily assents to all of its terms and conditions, understands the final and binding effect of this Release, and signs it as Keefe’s own free act with the full intent of releasing the Released Parties from all claims. Keefe understands that Keefe may revoke this General Release and the Separation Agreement at any time within seven (7) days of signing by following the procedures contained in the Separation Agreement.  Keefe acknowledges that the Company has advised Keefe to consult with an attorney before signing this Release.

   /s/ Pamela J. Keefe
Pamela J. Keefe

STATE OF   VERMONT
COUNTY OF   RUTLAND  , SS.

On this    30th  day of    March   , Pamela J. Keefe personally appeared, and s/he acknowledged the foregoing instrument to be his/her free act and deed, without duress or coercion, and that s/he executed it for the purposes therein contained.

Before me,

   /s/ Mary C. Marzec
Notary Public
My Commission Expires: